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                                                                    EXHIBIT 10.1

                                    AGREEMENT

                                       AND

                              PLAN OF DISTRIBUTION

                                     BETWEEN

                                    GHS, INC.

                                       AND

                            U.S. NEUROSURGICAL, INC.


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                       AGREEMENT AND PLAN OF DISTRIBUTION

       THIS AGREEMENT AND PLAN OF DISTRIBUTION ("Agreement") is made as of May 27, 1999 by and between GHS, INC., a Delaware corporation (the "Company"), and U.S. NeuroSurgical, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("USN").

                                    RECITALS

              (i) The Company, via its wholly owned subsidiary, USN, provides management and financing services to the health care industry;

              (ii) The Company has determined that it is in its own and its shareholders' long-term best interests that the Company be restructured into two publicly held companies:

                     (1) the Company, which will, following the Effective Date
              (as defined below), provide internet related services; and

                     (2) USN, which will continue to own and operate
              stereotactic radiosurgery centers, utilizing the Gamma Knife technology, including the two Gamma Knife centers it currently owns and operates (the "Gamma Knife Business");

              (iii) To accomplish the restructuring, the Company desires to distribute (the "Distribution") to each shareholder of the Company one share of the common stock, $.01 par value, of USN (the "USN Common Stock") for each one share of the Common Stock, $.01 par value, of the Company (the "Company Common Stock") owned by such shareholder.

              (iv) The Company and USN desire to provide in this Agreement for the Distribution of USN Common Stock.

              (v) The Company and USN also desire to allow for certain other transactions, and to make provision for certain on-going relationships between them concerning delivery of services, indemnification and other matters.

                                    AGREEMENT

       NOW, THEREFORE, the parties agree as follows:

1.     THE PLAN OF DISTRIBUTION.

       1.1    Transactions Prior to Distribution.

       1.1.1 Assets and Liabilities of USN; Other Transactions. On or prior to date hereof, the Company has transferred to USN all assets and liabilities of the Company related to the Gamma Knife Business and transferred certain other assets and liabilities of the Company to USN pursuant to the Assignment and Assumption Agreement, dated as of May 27, 1999, between USN and the Company (the "Assignment and Assumption Agreement").




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       1.1.2 The Information Statement. The Company will prepare for distribution to its shareholders, in accordance with the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder, a registration or information statement, as the case may be, required to be delivered thereunder (the "Statement"), identifying and describing the Distribution and the reasons therefor. The Statement will be sent to all Company shareholders on the date established by the Company's Board of Directors (the "Company Board"), pursuant to Section 1.1.3 (the "Record Date"), and will provide that the Distribution will be effective as of a certain date (the "Effective Date").

       1.1.3 Record Date. The Company Board, or, if so directed by resolution of the Company Board, a Committee appointed for such purposes (the "Committee") shall set the Record Date on which a record of the Company shareholders shall be taken so as to determine which shareholders shall be provided the Statement and receive the Distribution.

       1.1.4 Stock Split. The Board of Directors of USN (the "USN Board") shall take all actions necessary to cause a stock split, in the form of a stock dividend, the effect of which will be that as of the Record Date the number of shares of USN Common Stock held by the Company will equal exactly the number of shares of Company Common Stock held by all shareholders of the Company.

       1.1.5 Effective Date. The Company Board shall establish the Effective Date upon which the Distribution shall take place and the spin off shall be effective, provided that such date shall be identified in the Information Statement and shall be no fewer than 20 days following the Record Date. In the event for any reason that the Company Board determines to postpone the spin off, the Effective Date shall be the date rescheduled by the Company Board to be the date upon which the Distribution shall take place.

1.2    The Distribution.

       1.2.1 Distribution of USN Common Stock. The Company shall as soon as practical after the Effective Date distribute to the Company shareholders who held Company Common Stock on the Record Date certificates representing the shares of USN Common Stock held by the Company in accordance with Section 1.1.4 above on the basis of one share of USN Common Stock for each one share of the Company Common Stock held by such shareholder.

       1.2.2 Conditions. The consummation of this Agreement is subject to the following conditions:

              (a) The Company and USN shall have obtained all orders, rulings, consents or approvals, governmental or otherwise, necessary to permit them to perform this Agreement in accordance with its terms.

              (b) On the Effective Date, each party shall furnish to the other all such documents and certificates, including assignments and conveyances, as shall, in the opinion of counsel, be required to consummate this Agreement.

              (c) The USN Common Stock shall have been registered under the 1934 Act.



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1.3    Termination and Amendment. Notwithstanding the approval of this Agreement by the Company Board and the USN Board, at any time prior to the Effective
Date, this Agreement may be terminated, or the Effective Date may be delayed, by the Company Board acting in its sole discretion, and the terms hereof may be amended by the mutual consent of the Company Board and the USN Board.

2.     PROVISION OF SERVICES AND SPECIFICATION OF ON-GOING RELATIONSHIPS.

2.1 Services. The following terms hereof shall apply with respect to the services to be provided between and among the parties (collectively, "Services").

       2.1.1 General Assistance. From and after the Effective Date for a period of two (2) years, the Company and USN shall generally make their respective employees available to each other as necessary to support the respective activities of each party in areas including, without limitation, (a) advice and services relating to legal matters, (b) accounting, (c) taxation and financial services, and (d) human resources.

       2.1.2 Exceptions to Requirement to Provide Services. Neither the Company nor USN shall be obliged to provide Services to the other if:

              2.1.2.1 doing so would unreasonably interfere with the performance by any employee of services for his employer or otherwise cause unreasonable burden on the party otherwise obliged to provide Services;

              2.1.2.2 it is not in a position to provide such Services by reason of an absence of past participation, involvement or familiarity with such matters or the absence of personnel competent to perform such services; or

              2.1.2.3 the performance of such Service presents an unavoidable conflict of interest between the Company and USN.

       2.1.3 Payment for Services. Each party shall be entitled to receive payment from the other party for the reasonable costs and expenses of providing such services.

2.2    Access to Information and Witnesses.

       Subsequent to the Distribution, each of the Company and USN may have in its possession or under its control (or the control of persons or firms which have rendered services to or otherwise done business with it) books, records, contracts, instruments, data and other information (collectively, "Information") which may prove necessary to the other in connection with the other's business. Accordingly, at all times subsequent to the Record Date, (i) the Company agrees to provide to USN, and USN agrees to provide to the Company, upon the other's request, at all reasonable times, full and complete access to (including access to persons or firms possessing Information), and duplication rights with respect to, any and all such Information as the other may reasonably request and require in the conduct of its business; and (ii) the Company agrees to use its best efforts to make available to USN, and USN agrees to use its best efforts to make available to the Company, upon the other's request, their respective officers, directors, employees and agents as witnesses to the extent


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that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which USN or the Company, as the case may be, may from time to time be involved. "Information" shall include without limitation information sought for audit, accounting, regulatory filing, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations under federal and state securities laws. The party providing Information or making witnesses available shall be entitled to receive from the other party, upon the presentation of invoices therefor, payment as calculated in Section 2.1.3 above. This provision is intended for the convenience of the parties in administrative matters, and all information that is by its nature privileged or confidential will be subject to release only in the event a confidentiality agreement reasonably acceptable to the releasing party is executed at the time of the release.

2.3    Mail and Other Items.

       Subsequent to the Distribution, each of the Company and USN may receive mail, deliveries, faxes, email, packages and other communications properly belonging to the other. Accordingly, at all times subsequent to the Record Date, each of the Company and USN authorizes the other to receive and open mail, deliveries, faxes, email, packages and other communications received by it and not unambiguously intended for the other party or any of the other party's officers and/or directors specifically in their capacities as such, and to retain the same to the extent that they relate to the business of the receiving party. To the extent that they do not relate to the business of the receiving party and do relate to the business of the other party, or to the extent that they relate to both businesses, the receiving party shall promptly contact the other party for delivery instructions and such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) shall promptly be forwarded to the other party in accordance with its delivery instructions. The provisions of this Section 2.3 are not intended to and shall not be deemed to constitute an authorization by either the Company or USN to permit the other to accept service of process on its behalf and neither party is nor shall be deemed to be the agent of the other for service of process purposes.

2.4    Indemnification.

       2.4.1 USN shall be liable for all liabilities and obligations retained or assumed by USN pursuant to the Assignment and Assumption Agreement (collectively, the "USN Liabilities"); provided that liabilities and obligations in respect of taxes shall be governed by the terms of the Tax Matters Agreement (as defined in Section 3.1). The Company shall be liable for all liabilities and obligations retained or assumed by the Company pursuant to the Assignment and Assumption Agreement (collectively, the "Company Liabilities"); provided that liabilities and obligations in respect of taxes shall be governed by the terms of the Tax Matters Agreement. USN shall each be responsible for all "Distribution Liabilities" (defined as expenses, costs, or liabilities directly related to the Distribution) which are incurred or accrued prior to or following the Effective Date; provided that liabilities and obligations in respect of taxes shall be governed by the Tax Matters Agreement.

       2.4.2 USN agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or related in any manner to the USN Liabilities.

       2.4.3 The Company agrees to indemnify, defend and hold harmless USN and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims,


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damages, costs and expenses (including without limitation reasonable attorneys'
fees) arising out of or related in any manner to the Company Liabilities.

       2.4.4 If any action is brought or any claim is made against a party or controlling person with respect to which indemnity may be sought (the "Indemnified Party"), the Indemnified Party shall, with reasonable promptness after the receipt of information indicating that an action has been or is likely to be instituted or a claim has been or is likely to be made, notify the party from whom indemnification is to be sought (the "Indemnifying Party") in writing of such action or claim and the Indemnifying Party shall have the obligation to assume the defense of such action or claim, including the employment of counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not-be entitled to settle such action or claim on behalf of the Indemnified Party without the prior written consent of the Indemnified Party, (which consent shall not unreasonably be withheld, if, but only if, such settlement would not, in addition to the payment of money, impose an unreasonable and material burden on the Indemnified Party, such as a consent judgment or injunction). Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or claim or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or claim or such Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct any different or additional defense of such action or claim on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. Except as expressly provided above, the Indemnifying Party shall not be liable to any Indemnified Party for legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against such action or claim subsequent to such time as the Indemnifying Party assumes the defense of such action or claim. Anything in this Section 2.4 to the contrary notwithstanding, no Indemnifying Party shall be liable for any settlement of any such claim or action effected without its written consent. In the event that any actions or claims could result in both parties being liable to the other under these indemnification provisions, the parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and/or settlement of such action or claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties under the provisions of this Section 2.4.4.

       2.4.5 For purposes of this Section 2.4, losses, liabilities, claims, damages, costs and expenses of past, present or future officers, directors, employees, agents or subsidiaries of the Company or USN shall be deemed to have been suffered by the Company or USN, as the case may be.

       2.4.6 The indemnification provided for in this Section 2.4 shall be subject to the following provisions:

              2.4.6.1 Any amounts payable from the Company to USN and from USN to the Company shall first be offset against each other with any net balance then payable upon demand;

              2.4.6.2 The indemnification provisions hereof shall survive the Effective Date and any investigation made at any time by either of the parties. In addition, actual prior

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       knowledge by the Indemnified Party with respect to any matter as to which indemnification may be sought shall not constitute a defense to the Indemnifying Party or otherwise affect the Indemnified Party's rights to indemnification pursuant to the provisions hereof; and

              2.4.6.3 Subject to the provisions of Section 2.4.6.1 and 2.4.6.2 above, the indemnification provisions of this Section 2.4 are made for the sole benefit of the Company and USN and shall not, except to the extent expressly stated otherwise herein, inure to the benefit of any third party.

2.5    Pending Litigation and Significant Obligations.

       2.5.1 With respect to all pending litigation and proceedings (the "Proceedings") relating to the Gamma Knife Business to which the Company has heretofore been a party and the liability for which will be assumed by USN pursuant to this Agreement and the Assignment and Assumption Agreement, USN shall assume and have the sole and exclusive right to direct the defense, prosecution and/or settlement of the claims involved, including the employment of counsel (which counsel may be the counsel heretofore used by the Company for such purpose), and USN shall pay all expenses related thereto. To the extent that any such expenses are paid by the Company, USN shall promptly reimburse the Company therefor.

       2.5.2 With respect to all significant outstanding contracts, licenses, guarantees and other obligations relating to the Gamma Knife Business to which the Company has heretofore been a party and the liability for which will be assumed by USN pursuant to this Agreement, the parties will endeavor, to the extent not already provided for, to have USN substituted in the place of and for the Company (and to have the Company removed) as a party as promptly as is reasonably practicable.

3.     SPECIFIC AGREEMENTS BETWEEN THE PARTIES.

3.1 Tax Matters Agreement. Exhibit 3.1, the Tax Matters Agreement, dated May 27, 1999 (the "Tax Matters Agreement") contains terms that establish the parties respective rights and obligations concerning tax aspects of the Distribution.

4.     MISCELLANEOUS PROVISIONS OF GENERAL APPLICABILITY.

4.1    Entire Agreement.

       All prior or contemporaneous oral agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, are merged into this Agreement and this Agreement, together with the Assignment and Assumption Agreement and the Tax Matters Agreement, shall constitute the entire agreement and understanding among them with respect to the subject matter hereof. No modification or waiver of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

4.2    Benefit of Agreement.

       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that this Agreement is not assignable, in whole or in part,

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directly or indirectly, by either party hereto without the written consent of the other which consent shall not be unreasonably withheld.

4.3    Further Documents; Compliance; Governmental Approvals.

       Both the Company and USN shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Both the Company and USN shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, (i) comply with all applicable laws, regulations, orders and decrees, (ii) obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, and (iii) promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this section.

4.4    Notices.

       All communications hereunder shall be in writing and shall be either personally delivered or sent by first class mail, national courier services or facsimile.

4.5    Attorneys' Fees.

       In the event that any party maintains or defends any cause of action against another party to this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees and costs of litigation and arbitration.

4.6    Governing Law.

       The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state of New York.

4.7    Headings.

       The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below.

                               GHS, INC.


                               By:     /s/ Alan Gold
                                   -------------------------------------
                                        Name: Alan Gold
                                        Title: President

                               U.S. NEUROSURGICAL, INC.


                               By:      /s/ Alan Gold
                                   -------------------------------------
                                        Name: Alan Gold
                                        Title: President






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